UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RMR ASIA PACIFIC REAL ESTATE FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 Centre Street

Newton, Massachusetts 02458

October 28, 2009

Dear Shareholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Shareholders of RMR Asia Pacific Real Estate Fund (the “Trust”) to be held on Wednesday, November 18, 2009 at 9:30 a.m., Boston time, at the offices of the Trust, 400 Centre Street, Newton, Massachusetts 02458.  The Trust’s Board of Trustees unanimously recommends that shareholders vote FOR the new investment sub-advisory agreement among the Trust, MacarthurCook Investment Managers Limited and RMR Advisors, Inc.

Please help the Trust avoid the expense of further solicitation by voting FOR the proposal today by telephone, by the Internet or by signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

Adam D. Portnoy
President

REMEMBER:

You can vote your shares by telephone, or by the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL FREE, at 1-888-750-5834.